As filed with the Securities and Exchange Commission on February 26, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3295878

(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

(650) 266-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel N. Swisher, Jr.

President and Chief Executive Officer

Sunesis Pharmaceuticals, Inc.

395 Oyster Point Boulevard, Suite 400

South San Francisco, California 94080

(650) 266-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mehdi Khodadad

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304

Telephone: (650) 843-5000

Fax: (650) 849-7400

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒    333-187854

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.0001 per share	— (1)	— (1)	—	—
Warrants	— (1)	— (1)	—	—
Total			$22,225,574	$2,862.66

(1)	The Registrant previously registered such indeterminate number of shares of the Registrant’s common stock having an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-187854), which was declared effective on April 30, 2013. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s securities as shall have an aggregate offering price not to exceed $22,225,574 are being registered hereunder. The proposed maximum offering price will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Represents the registration fee only for the additional amount of shares of the Registrant’s common stock being registered hereby. The Registrant previously registered shares of the Registrant’s common stock pursuant to a Registration Statement on Form S-3 (File No. 333-187854), as amended, for which a fee of $20,460 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (“Rule 462(b)”), and General Instruction IV.A. to Form S-3 to register the Registrant’s securities, with an aggregate initial offering price not to exceed $22,225,574. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-187854), filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2013, and declared effective by the SEC on April 30, 2013, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on the Exhibit Index attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on February 26, 2014.

SUNESIS PHARMACEUTICALS, INC.

By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt Executive Vice President, Corporate Development and Finance, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James W. Young, Ph.D.	Chairman of the Board	February 26, 2014

/S/ DANIEL N. SWISHER, JR. Daniel N. Swisher, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2014

/S/ ERIC H. BJERKHOLT Eric H. Bjerkholt	Executive Vice President, Corporate Development and Finance, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2014

Steve Carchedi	Director

* Matthew K. Fust	Director	February 26, 2014

* Steven B. Ketchum, Ph.D.	Director	February 26, 2014

* Helen S. Kim	Director	February 26, 2014

* Dayton Misfeldt	Director	February 26, 2014

* Homer L. Pearce, Ph.D.	Director	February 26, 2014

* David C. Stump, M.D.	Director	February 26, 2014

*By:	/S/ ERIC H. BJERKHOLT
Eric H. Bjerkholt
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP is contained in Exhibit 5.1 to this Registration Statement.

24.1†	Power of Attorney.

†	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3 (File No. 333-187854), filed with the Securities and Exchange Commission on April 10, 2013, and incorporated by reference herein.